Exhibit 99.1
NVR, INC. ANNOUNCES SECOND QUARTER RESULTS

July 23, 2026, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its second quarter ended June 30, 2026 of $236.5 million, or $83.96 per diluted share. For the second quarter ended June 30, 2026, net income and diluted earnings per share decreased 29% and 23%, respectively, when compared to 2025 second quarter net income of $333.7 million, or $108.54 per diluted share. Consolidated revenues for the second quarter of 2026 totaled $2.33 billion, compared to $2.60 billion in the second quarter of 2025.
For the six months ended June 30, 2026, consolidated revenues were $4.21 billion, a 16% decrease from $5.00 billion reported for the same period of 2025. Net income for the six months ended June 30, 2026 was $434.8 million, a decrease of 31% when compared to net income for the six months ended June 30, 2025 of $633.3 million. Diluted earnings per share for the six months ended June 30, 2026 was $151.38, a decrease of 26% from $203.20 per diluted share for the same period of 2025.
Homebuilding
New orders in the second quarter of 2026 increased by 9% to 5,885 units, when compared to 5,379 units in the second quarter of 2025. The average sales price of new orders in the second quarter of 2026 was $437,100, a decrease of 5% when compared to the second quarter of 2025. The cancellation rate in the second quarter of 2026 was 15% compared to 17% in the second quarter of 2025. Settlements in the second quarter of 2026 decreased by 8% to 5,058 units, compared to 5,475 units in the second quarter of 2025. The average settlement price in the second quarter of 2026 was $450,700, a decrease of 3% when compared to the second quarter of 2025. Our backlog of homes sold but not settled as of June 30, 2026 increased on a unit basis by 9% to 10,998 units and increased on a dollar basis by 5% to $4.99 billion when compared to the respective backlog unit and dollar balances as of June 30, 2025.
Homebuilding revenues of $2.28 billion in the second quarter of 2026 decreased by 11% compared to homebuilding revenues of $2.55 billion in the second quarter of 2025. Gross profit margin in the second quarter of 2026 decreased to 19.2%, from 21.5% in the second quarter of 2025. Gross profit margin was negatively impacted by higher lot costs, pricing pressure due to continued affordability challenges and weak consumer sentiment, and by contract land deposit impairments totaling approximately $21.7 million. Income before tax from the homebuilding segment totaled $293.2 million in the second quarter of 2026, a decrease of 30% when compared to the second quarter of 2025.
Mortgage Banking
Mortgage closed loan production in the second quarter of 2026 totaled $1.35 billion, a decrease of 13% when compared to the second quarter of 2025. Income before tax from the mortgage banking segment totaled $25.4 million in the second quarter of 2026, a decrease of 14% when compared to $29.6 million in the second quarter of 2025.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-seven metropolitan areas in sixteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,”

“will,” “should,” "could," or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position and financial results, business strategy, the outcome of pending litigation, investigations or similar contingencies, and projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; the economic impact of a major epidemic or pandemic; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Homebuilding:
Revenues	$2,279,771	$2,548,267	$4,114,650	$4,898,712
Other income	12,095	25,088	40,144	51,800
Cost of sales	(1,841,217)	(1,999,983)	(3,315,756)	(3,835,358)
Selling, general and administrative	(150,721)	(149,170)	(307,692)	(314,287)
Interest expense	(6,698)	(6,685)	(13,552)	(13,866)
Homebuilding income	293,230	417,517	517,794	787,001

Mortgage Banking:
Mortgage banking fees	46,585	50,547	92,769	103,134
Interest income	3,983	4,493	7,612	8,299
Other income	1,292	1,301	2,069	2,394
General and administrative	(26,153)	(26,425)	(49,280)	(51,118)
Interest expense	(296)	(300)	(629)	(573)
Mortgage banking income	25,411	29,616	52,541	62,136

Income before taxes	318,641	447,133	570,335	849,137
Income tax expense	(82,183)	(113,396)	(135,518)	(215,824)

Net income	$236,458	$333,737	$434,817	$633,313

Basic earnings per share	$87.65	$114.52	$158.75	$214.78

Diluted earnings per share	$83.96	$108.54	$151.38	$203.20

Basic weighted average shares outstanding	2,698	2,914	2,739	2,949

Diluted weighted average shares outstanding	2,816	3,075	2,872	3,117

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Homebuilding:
Cash and cash equivalents	$1,093,736	$1,883,844
Restricted cash	44,562	34,348
Receivables	49,642	32,742
Inventory:
Lots and housing units, covered under sales agreements with customers	1,877,430	1,410,695
Unsold lots and housing units	307,698	252,029
Land under development	21,067	39,312
Building materials and other	29,094	21,524
	2,235,289	1,723,560

Contract land deposits, net	927,380	851,458
Property, plant and equipment, net	99,248	103,770
Operating lease right-of-use assets	110,893	110,535
Other assets	348,163	349,306
	4,908,913	5,089,563
Mortgage Banking:
Cash and cash equivalents	50,938	32,642
Restricted cash	8,023	6,047
Mortgage loans held for sale, net	396,678	571,596
Property and equipment, net	7,723	7,727
Operating lease right-of-use assets	22,538	23,953
Other assets	75,807	125,402
	561,707	767,367
Total assets	$5,470,620	$5,856,930

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)
(unaudited)

	June 30, 2026	December 31, 2025
LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$375,478	$259,244
Accrued expenses and other liabilities	311,697	376,976
Customer deposits	294,698	249,210
Operating lease liabilities	117,947	117,589
Senior notes	908,162	909,160
	2,007,982	1,912,179
Mortgage Banking:
Accounts payable and other liabilities	46,849	53,738
Operating lease liabilities	24,593	26,144
	71,442	79,882
Total liabilities	2,079,424	1,992,061

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both June 30, 2026 and December 31, 2025	206	206
Additional paid-in capital	3,223,670	3,155,367
Deferred compensation trust – 106,697 shares of NVR, Inc. common stock as of both June 30, 2026 and December 31, 2025	(16,710)	(16,710)
Deferred compensation liability	16,710	16,710
Retained earnings	16,821,586	16,386,769
Less treasury stock at cost – 17,877,177 and 17,755,943 shares as of June 30, 2026 and December 31, 2025, respectively	(16,654,266)	(15,677,473)
Total shareholders' equity	3,391,196	3,864,869
Total liabilities and shareholders' equity	$5,470,620	$5,856,930

NVR, Inc.
Operating Activity
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
New orders, net of cancellations:
Mid Atlantic (1)	2,081	$499.2	1,930	$531.3	3,998	$499.2	3,796	$523.0
North East (2)	390	$639.4	424	$655.3	859	$624.4	801	$674.0
Mid East (3)	1,186	$419.2	1,072	$424.2	2,369	$422.2	2,170	$422.0
South East (4)	2,228	$353.3	1,953	$361.7	4,397	$356.0	3,957	$359.0
Total	5,885	$437.1	5,379	$458.1	11,623	$438.6	10,724	$453.3

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
Settlements:
Mid Atlantic (1)	1,721	$511.1	2,101	$537.2	3,139	$515.3	4,151	$532.6
North East (2)	452	$621.1	474	$651.7	818	$637.2	945	$632.5
Mid East (3)	1,056	$429.4	1,082	$415.8	1,778	$429.6	2,095	$411.6
South East (4)	1,829	$364.1	1,818	$363.3	3,338	$363.0	3,417	$359.2
Total	5,058	$450.7	5,475	$465.4	9,073	$453.5	10,608	$461.8

	As of June 30,
	2026		2025
	Units	Average Price	Units	Average Price
Backlog:
Mid Atlantic (1)	4,019	$509.2	3,713	$532.6
North East (2)	1,014	$632.9	911	$698.4
Mid East (3)	2,224	$426.2	2,120	$426.8
South East (4)	3,741	$362.5	3,325	$371.6
Total	10,998	$453.9	10,069	$472.1

NVR, Inc.
Operating Activity (Continued)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Average active communities:
Mid Atlantic (1)	133	120	129	120
North East (2)	28	26	29	25
Mid East (3)	95	94	97	93
South East (4)	186	186	182	175
Total	442	426	437	413

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Homebuilding data:
New order cancellation rate	14.9%	16.5%	14.4%	16.0%
Lots controlled at end of period			184,400	171,400

Mortgage banking data:
Loan closings	$1,354,713	$1,555,280	$2,407,697	$2,988,201
Capture rate	85%	87%	84%	87%

Common stock information:
Shares outstanding at end of period			2,678,153	2,883,215
Number of shares repurchased	54,716	65,834	144,896	142,954
Aggregate cost of shares repurchased	$357,777	$471,413	$989,733	$1,054,807

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee, Florida, Georgia and Kentucky

Investor Relations Contact:
Ryan Sheplee
(703) 956-4243
ir@nvrinc.com